Exhibit 15.2
November 2, 2009
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
     We are aware that our report dated November 2, 2009 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three-month and nine-month periods ended September 30, 2009 and 2008 and included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-112904) and Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877, 333-109879, 333-142651, 333-156931 and 333-160393).

Very truly yours,
/s/ PricewaterhouseCoopers LLP